     EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Franklin Financial Services Corporation

Chambersburg, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-169186) and Forms S-8 (No. 333-117604, No. 333-90348, and No. 333-1936555) of Franklin Financial Service Corporation and subsidiaries of our report dated March 11, 2013 relating to the consolidated financial statements of Franklin Financial Services Corporation and subsidiaries, which appears in this Form 10-K.

/s/ Baker Tilly Virchow Krause, LLP

Wilkes-Barre, Pennsylvania
March 16, 2015